Exhibit 10.1

Amendment No. 1 TO RIGHTS AGREEMENT

THIS Amendment No. 1 (the “Amendment No. 1”), dated as of October 15, 2024, to the Rights Agreement (as amended or modified from time to time, the “Rights Agreement”), dated October 8, 2024, between The Container Store Group, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC (the “Rights Agent”), is being executed at the direction of the Company and shall be effective immediately prior to the Company’s entry into that certain Securities Purchase Agreement (as it may be amended or modified from time to time, the “Securities Purchase Agreement”) to be entered into by and between the Company and Beyond, Inc., a Delaware corporation; provided, however, if the Securities Purchase Agreement is not executed as of the date herewith, this Amendment No. 1 shall terminate, in either such case, immediately (without any further action or notice required), and shall be of no further force and effect. Capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the meanings given them in the Rights Agreement.

WHEREAS, Section 26 of the Rights Agreement provides that, for so long as the Rights are then redeemable, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of Rights or Common Stock, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent;

WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company has delivered to the Rights Agent a certificate signed by an appropriate officer of the Company certifying that the proposed amendment of the Rights Agreement is in compliance with the terms of Section 26 of the Rights Agreement; and

WHEREAS, as of the date of this Amendment No. 1, to the knowledge of the Company, no Trigger Event has occurred and the Rights are redeemable in accordance with the Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Section 1.1 of the Rights Agreement is hereby amended by adding the following sentences to the end of such Section 1.1:

Notwithstanding anything in this Agreement to the contrary, none of the Beyond Holders shall be deemed to be an Acquiring Person, either individually or collectively, by virtue of or as a result of (i) the approval, adoption, execution, delivery or performance of the Transaction Documents, (ii) the acquisition or the right to acquire beneficial ownership of the Common Stock as a result of the execution of and entry into the Transaction Documents, including upon any conversion of Preferred Shares (as defined therein) acquired pursuant thereto, or (iii) the announcement or consummation of any of the transactions contemplated by the Transaction Documents (collectively the “Permitted Events” and each a “Permitted Event”).

2.	Section 1.3 of the Rights Agreement is hereby amended by adding the following sentence to the end of such Section 1.3:

Notwithstanding anything in this Section 1.3 or this Agreement to the contrary, the Beyond Holders, either individually or together, shall not be, and shall not be deemed to be, a ‘Beneficial Owner’ of, or to ‘Beneficially Own,’ any securities solely by virtue of, or as a result of, any Permitted Event.

3.	Section 1 of the Rights Agreement is hereby amended by adding the following new Section 1.16 immediately following Section 1.15:

1.16        The following additional terms shall have the meanings indicated:

(a)             “Beyond” shall mean Beyond, Inc., a Delaware corporation.

(b)             “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement dated as of October 15, 2024 by and between the Company and Beyond, as amended or modified from time to time in accordance with the terms thereof.

(c)             “Beyond Holders” shall mean Beyond, together with its Permitted Transferees (as defined in the Securities Purchase Agreement) who acquire Series B Preferred Shares (as defined in the Securities Purchase Agreement) pursuant to and in accordance with the terms and conditions of the Securities Purchase Agreement or Common Stock due to the conversion of such Preferred Shares into shares of Common Stock, and each of their respective Affiliates and Associates.

(d)             “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

4.             The following is added as a new Section 35 of the Rights Agreement:

Section 35. Transaction Documents. Notwithstanding anything in this Agreement to the contrary, none of Permitted Events shall result in, (x) the deemed occurrence of any of a Trigger Event, a Stock Acquisition Date or a Distribution Date or (y) the separation of the Rights from the Common Stock.

4.             Other than as expressly provided in this Amendment No. 1, the Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment No. 1, but shall remain in full force and effect. This Amendment No. 1 may be executed in one or more counterparts, including by facsimile or PDF copy, all of which shall be considered one and the same amendment and each of which shall be deemed an original.

5.             Section 32 of the Rights Agreement shall apply to this Amendment No. 1 mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and attested, all as of the day and year first above written.

THE CONTAINER STORE GROUP, INC.		EQUINITI TRUST COMPANY, LLC, as Rights Agent

By:	/s/ Satish Malhotra	By:	/s/ Michael Legregin
Name:	Satish Malhotra	Name:	Michael Legregin
Title:	President & Chief Executive Officer	Title:	Senior Vice President, Corporate Actions Relationship Management & Operations

SIGNATURE PAGE TO Amendment No. 1 TO RIGHTS AGREEMENT